Exhibit 10.27

STOCK TRANSFER AGREEMENT

This Stock Transfer Agreement (this “Agreement”) is made and entered into as of May 21, 2020 (the “Effective Date”) by and among SLP Constellation Aggregator II, L.P. (“Transferee”), Belinda Johnson (“Transferor”) and Airbnb, Inc., a Delaware corporation (the “Company”).

A. Transferor has acquired 860,558 shares of the Company’s Class B Common Stock (“Class B Common Stock,” and such shares, the “Initial Shares”), upon exercise of those certain stock options to purchase shares of Class B Common Stock each granted December 1, 2011 (the “Options”) pursuant to those certain Stock Option Exercise Agreements, each dated as of even date herewith (collectively, the “Acquisition Agreements”), which exercise is subject to completion upon payment by Transferor of the aggregate exercise price for the Options and applicable withholding taxes due upon exercise of the Options.

B. In accordance with the terms of the Acquisition Agreements, Transferor desires to transfer a portion of such Initial Shares to Transferee in accordance with the allocation and for the consideration set forth on Schedule 1 attached hereto.

Now, therefore, the parties hereby agree as follows.

1. TRANSFER.

1.1 Transfer of Shares. On the Effective Date and subject to the terms and conditions of this Agreement, Transferor hereby transfers to Transferee and Transferee hereby acquires from Transferor an aggregate of 466,824 of the Initial Shares (the “Shares”) at a purchase price of $58.72 per share for an aggregate purchase price of $27,411,905.28 (the “Purchase Price”). In accordance with Article Four, Section A.3.1.3 of the Company’s Restated Certificate of Incorporation, dated as of December 16, 2016, as may be amended from time to time (the “Restated Certificate”), upon completion of the transfer of the Shares to Transferee, each Share shall automatically convert into one (1) share of the Company’s Class A Common Stock for an aggregate of 466,824 shares of Class A Common Stock. As used in this Agreement, the term “Shares” shall include all the Shares transferred under this Agreement and all securities received (a) in replacement of the Shares, (b) as a result of stock dividends or stock splits in respect of the Shares and (c) as substitution for the Shares in a recapitalization, merger, reorganization or the like. Each of the parties agrees and acknowledges that Transferor has directed that a portion of the Purchase Price payable to Transferor shall be remitted directly by Transferee to the Company to pay the aggregate exercise price of the Shares and the Transferor’s share of any withholding and employment taxes as set forth on Schedule 1 (as so reduced, the “Net Purchase Price”), and Transferor acknowledges that: (i) at the Closing, Transferor shall receive the Net Purchase Price as set forth on Schedule 1 in respect of any Shares sold by Transferor pursuant to this Agreement and that upon receipt of the same and Transferee making the payments described in clauses (ii) and (iii) of this sentence as required by Section 2.2(e), Transferor shall have been paid in full for such Shares; (ii) Transferee shall pay the aggregate exercise price of the Shares as set forth on Schedule 1 directly to the Company on behalf of Transferor; (iii) Transferee shall pay the withholding and employment taxes as set forth on Schedule 1 directly to the Company to remit to taxing authorities on behalf of Transferor; and (iv) except for the obligation to pay the amounts to the Company set forth in Section 2.2, Transferee shall not be liable for the calculation or payment of any withholding, employment or other taxes with respect to the transfer of the Shares.

2. CLOSING.

2.1 Deliveries by Transferor. Transferor hereby delivers to the Company (a) any share certificates representing the Shares, if in Transferor’s possession, or otherwise authorizes Company to remove any such share certificates from escrow for cancellation and reissuance, (b) a duly authorized and executed Stock Power and Assignment Separate from Stock Certificate, in substantially the form attached hereto as Exhibit A (a “Transferor’s Stock Power”), and (c) a duly executed copy of this Agreement. The Transferor hereby delivers to the Transferee a true, correct, complete and duly executed Internal Revenue Service Form W-9 or applicable Form W-8.

2.2 Deliveries by Transferee. Transferee hereby delivers (a) to each of Transferor and the Company, a duly executed copy of this Agreement, (b) to the Company, a duly executed copy of the Transfer Restrictions Agreement in the form attached hereto as Exhibit B (the “TRA”), (c) to Transferor, a wire transfer of immediately available funds to an account designated by Transferor for the applicable Net Purchase Price for the Shares as set forth on Schedule 1 due from Transferee (d) to the Company, a wire transfer of immediately available funds to an account designated by the Company for the applicable aggregate exercise price and withholding and employment taxes as set forth on Schedule 1 and (e) a true, correct, complete and duly executed Internal Revenue Service Form W-9 or applicable Form W-8.

2.3 Deliveries of Stock Certificate(s). Upon the satisfaction in full of the conditions to closing set forth in Sections 2.1 and 2.2 above, including Transferor’s receipt of the Purchase Price from Transferee, Transferor hereby instructs the Company to: (a) cancel any stock certificate issued to Transferor representing the Shares, (b) issue a duly executed stock certificate evidencing the Shares in Transferee’s name, which shall be held in escrow by the Company pursuant to Section 5 below, and (c) issue a duly executed stock certificate evidencing the number of shares remaining from the Initial Shares after the transfer of the Shares to Transferee, in Transferor’s name.

2.4 Deliveries by the Company. At the Closing, the Company shall deliver to Transferee a certificate in the form attached hereto as Exhibit C, dated as of the Effective Date, that complies with Sections 1445 and 897 of the Internal Revenue Code of 1986, as amended (the “Code”), and the U.S. Treasury Regulations promulgated thereunder, certifying that an interest in the Company is not a “United States real property interest” within the meaning of Section 897 of the Code and the U.S. Treasury Regulations promulgated thereunder.

2.5 Closing. The closing of the transactions contemplated by Section 1 of this Agreement (the “Closing”) shall take place on the Effective Date, assuming satisfaction or waiver (by the applicable party) of the conditions set forth in this Section 2.

3. REPRESENTATIONS AND WARRANTIES OF TRANSFEREE. Transferee represents and warrants to Transferor and the Company as follows.

3.1 Purchase for Own Account for Investment. Transferee is acquiring the Shares for Transferee’s own account, for investment purposes only not as nominee or agent, and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the “1933 Act”). Transferee has no present intention of selling or otherwise disposing of all or any portion of, or any interest in, the Shares and upon transfer of the Shares to Transferee no one other than Transferee will have any beneficial ownership of any of the Shares. Transferee hereby acknowledges and agrees that the Shares may not be further sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of other than in compliance with applicable laws and regulations. Transferee was not formed for the specific purpose of acquiring the Shares.

3.2 Consents. All consents, approvals, authorizations and orders required for the execution and delivery of this Agreement by Transferee and the transfer of the Shares under this Agreement to Transferee have been obtained and are in full force and effect. No filing, application, notification or other action is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in order to consummate the transactions contemplated hereby.

3.3 Authority. Transferee has full legal right, power and authority to enter into and perform its obligations under this Agreement and to acquire the Shares under this Agreement. Transferee has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization as the type of entity that it purports to be and all corporate or other entity actions necessary to authorize the transactions contemplated by this Agreement have been duly taken. The person(s) executing and delivering this Agreement on behalf of Transferee are duly authorized to do so. This Agreement constitutes a valid and binding obligation of Transferee enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.4 Compliance with Securities Laws. Transferee understands and acknowledges that, in reliance upon the representations and warranties made by Transferee herein, the Shares are not being registered with the Securities and Exchange Commission (“SEC”) under the 1933 Act or being qualified under the California Corporate Securities Law of 1968, as amended (the “Law”); but instead the Shares are being transferred under an exemption or exemptions from the registration and qualification requirements of the 1933 Act and the Law and any other applicable securities laws which impose certain restrictions on Transferee’s ability to transfer the Shares. Subject to the accuracy of Section 4.3 herein, the transfer of the Shares will not violate the securities laws of the jurisdiction in which Transferee is domiciled. The execution, delivery and performance by Transferee of this Agreement and the consummation of the transfer of the Shares, (i) does not and shall not conflict with or violate any provision of Transferee’s organizational documents, any applicable law or any governmental order to which Transferee is subject, including without limitation, (a) none of Transferee or to its knowledge after reasonable enquiries and investigations, any of its shareholders, or their respective directors, officers, agents, or employees, or other service providers acting on Transferee’s behalf are subject to any sanctions administered by the Foreign Assets Control of the United States Department of the Treasury, and (b) Transferee and to its knowledge after reasonable enquiries and investigations each of its shareholders, and their respective directors, officers, agents and employees complies with all applicable laws on anti-money laundering, (ii) will not result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any contract, agreement or other instrument or obligation to which Transferee is a party or by which any of its properties or assets may be bound, and (iii) will not (with or without due notice) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Transferee or any of its properties or assets, excluding from the foregoing clauses (ii) and (iii) such violations, breaches or defaults which would not, individually or in the aggregate, be reasonably expected to result in a material adverse effect on Transferee’s ability to consummate the transactions contemplated hereby.

3.5 Securities Law Restrictions on Transfer. Transferee understands that Transferee may not transfer any Shares unless such Shares are registered under the 1933 Act or qualified under the Law or other applicable securities laws or unless, in the opinion of counsel to the Company, exemptions from such registration and qualification requirements are available. Transferee understands that only the Company may file a registration statement with the SEC or the California Commissioner of Corporations or other applicable securities commissioners and that the Company is under no obligation to do so with respect to the Shares. Transferee has also been advised that exemptions from registration and qualification may not be available or may not permit Transferee to transfer all or any of the Shares in the amounts or at the times proposed by Transferee.

3.6 Rule 144. In addition, Transferee has been advised that SEC Rule 144 promulgated under the 1933 Act, which permits certain limited sales of unregistered securities, may not be presently available with respect to the Shares and, in any event, requires that the Shares be held for a minimum of six (6) months, and in certain cases one (1) year, after they have been purchased and paid for (within the meaning of SEC Rule 144), before they may be resold under SEC Rule 144.

3.7 Access to Information. Transferee has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Transferee reasonably considers important in making the decision to acquire the Shares. Transferee hereby acknowledges that, in making its investment decision to purchase the Shares it has not relied on any information regarding the Company that may have been provided by the Transferor or any agent thereof and that neither the Transferor nor any agent thereof is liable for any information regarding the Company. Transferee has had the opportunity to consult with its own attorney and other advisors regarding legal, tax and other matters concerning the purchase of the Shares and this Agreement.

3.8 Transferee’s Qualifications. Transferee has a preexisting personal or business relationship with Transferor, the Company and/or certain of its officers and/or directors of a nature and duration sufficient to make Transferor aware of the character, business acumen and general business and financial circumstances of the Company and/or such officers and directors. By reason of Transferee’s business or financial experience, Transferee is capable of evaluating the merits and risks of this purchase, has the ability to protect Transferee’s own interests in this transaction and is financially capable of bearing a total loss of the Shares.

3.9 No Market. Transferee acknowledges and agrees that there is currently no market for the Shares and that the Company has no obligation to apply to list the Shares on any securities exchange or national market and, consequently, Transferee should assume that it is very unlikely that any market for the Shares will ever develop. Transferee understands and agrees that Transferor has made no representations or warranties to Transferee respecting any such listing or the Company’s intentions with respect thereto.

3.10 Sophisticated Transferee. Transferee (a) is a sophisticated entity familiar with transactions similar to those contemplated by this Agreement, (b) has adequate knowledge and experience concerning business and financial matters of the Company to make an informed decision regarding the transfer of the Shares, (c) has independently and without reliance upon Transferor or the Company, and based on such information and the advice of such advisors as Transferee has deemed appropriate, made its own analysis and decision to enter into this Agreement, (d) is familiar with the risks and financial hazards inherent to this transaction, including the risks that there will be significant depreciation in the value of the Shares, and that a future sale of the Shares or sale of initial public offering of the Company may be at a discount to the price paid by Transferee pursuant to this Agreement, and (e) is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act. Transferee acknowledges that none of Transferor or its affiliates is acting as a fiduciary or financial or investment adviser to Transferee, and has not given Transferee any investment advice, opinion or other information on whether the sale of the Shares is prudent. Transferee acknowledges that (i) Transferor currently may have, and later may come into possession of, information with respect to the Company that is not known to Transferee and that may be material to a decision to transfer the Shares (“Transferee Excluded Information”), (ii) Transferee has determined to acquire the Shares notwithstanding its lack of knowledge of Transferee Excluded Information and (iii) neither the Company nor Transferor shall have any liability to Transferee, and Transferee waives and releases any claims that it might have against the Company or Transferor whether under applicable securities laws or otherwise, with respect to the nondisclosure of Transferee Excluded Information in connection with the sale of the Shares and the transactions contemplated by this Agreement. Transferee acknowledges that the Transferee Excluded Information may be indicative of a value of the Shares that is substantially lesser than the purchase price reflected in the sale contemplated hereby or otherwise adverse to Transferee’s interest, and, therefore, such Transferee Excluded Information might be material to Transferee’s decision to purchase the Shares. Transferee understands the potential disadvantage to which Transferee is subject on account of a possible disparity of information as between Transferee and Transferor. Transferee understands that Transferor will rely on the accuracy and truth of the foregoing representations, and Transferee hereby consents to such reliance.

3.11 No Broker. No broker, investment banker, financial adviser or other person is entitled to any broker’s, finder’s, financial advisor’s or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Transferee or any affiliate or agent thereof, except those for which Transferee will be solely responsible.

4. REPRESENTATIONS AND WARRANTIES OF TRANSFEROR. Transferor represents and warrants to the Company and Transferee as follows.

4.1 Transfer for Own Account. Transferor is transferring the Shares for Transferor’s own account only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the 1933 Act.

4.2 Title to Shares. Immediately prior to the transfer of the Shares, Transferor had valid marketable title to the Shares to be transferred under this Agreement, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than pursuant to any Acquisition Agreement, the Amended and Restated Bylaws of the Company, dated as of November 22, 2019 (as may be modified, amended, restated or amended and restated from time to time, the “Bylaws”) or other document described in Sections 5.1 through 5.3 below. Upon the transfer of the Shares in accordance with the provisions of this Agreement, Transferee will acquire valid marketable title to the Shares, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than pursuant to the Bylaws and any agreement or other document described in Sections 5.1 through 5.3 below and restrictions on transfer imposed by federal and state securities laws or other applicable law.

4.3 Consents. All consents, approvals, authorizations and orders required for the execution and delivery of this Agreement and the transfer of the Shares under this Agreement have been obtained and are in full force and effect.

4.4 Authority. Transferor has full legal right, power and authority to enter into and perform its obligations under this Agreement and to transfer the Shares under this Agreement.

4.5 Sophisticated Transferor. Transferor (a) is a sophisticated individual or entity familiar with transactions similar to those contemplated by this Agreement, (b) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the transfer of the Shares, (c) has independently and without reliance upon Transferee or the Company, and based on such information and the advice of such advisors as Transferor has deemed appropriate, made its own analysis and decision to enter into this Agreement, and (d) is familiar with the risks and financial hazards inherent to this transaction, including the risks that there will be significant appreciation in the value of the Shares. Transferor acknowledges that none of Transferee or its affiliates is acting as a fiduciary or financial or investment adviser to Transferor, and has not given Transferor any investment advice, opinion or other information on whether the transfer of the Shares is prudent. Transferor acknowledges that (i) Transferee currently may have, and later may come into possession of, information with respect to the Company that is not known to Transferor and that may be material to a decision to transfer the Shares (“Transferor Excluded Information”), (ii) Transferor has determined to transfer the Shares notwithstanding its lack of knowledge of the Transferor Excluded Information and (iii) neither the Company nor Transferee shall have any liability to Transferor, and Transferor waives and releases any claims that it might have against the Company or Transferee whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Transferor Excluded Information in connection with the sale of the Shares and the transactions contemplated by this Agreement. Transferor acknowledges that the Transferor Excluded Information may be indicative of a value of the Shares that is substantially greater than the purchase price reflected in the sale contemplated hereby or otherwise adverse to Transferor’s interest, and, therefore, such Transferor Excluded Information might be material to Transferor’s decision to sell the Shares. Transferor understands the potential disadvantage to which Transferor is subject on account of a possible disparity of information as between Transferee and Transferor. Transferor understands that Transferee will rely on the accuracy and truth of the foregoing representations, and Transferor hereby consents to such reliance.

4.6 Advice of Counsel. Transferor has been advised to consult with Transferor’s own attorney regarding legal matters concerning the sale of the Shares and to consult with an independent tax adviser regarding the tax consequences of selling the Shares. Seller is relying solely on Transferor’s separate legal and tax advisors and not on any statements or representations of Transferee or the Company for any legal or tax advice with respect to the transactions contemplated by this Agreement.

5. COMPLIANCE WITH ACQUISITION AGREEMENTS.

5.1 Transfer of Rights and Obligations. Each of the Company and Transferee hereby acknowledges and agrees that immediately following the transfer of the Shares to Transferee, the Shares will no longer be subject to (x) any of the terms of the Acquisition Agreements (including, without limitation any right of repurchase, right of first refusal or voting rights in favor of the Company) or (y) any obligations to which Transferor is subject pursuant to the Stock Option Agreements and any other agreement between the Transferor and the Company and its Subsidiaries or otherwise by nature of Transferor’s employment by the Company (including for the avoidance of doubt any non-competition, non-solicitation or similar restrictive covenants) (clauses (x) and (y), collectively, the “Current Obligations”), and will only be subject to this Agreement and the Existing Agreements (as defined below). Upon the transfer of the Shares to Transferee, the Shares shall be unequivocally released from any and all past or present Current Obligations, which obligations shall automatically cease in connection with the transfer of the Shares. Transferee acknowledges that Transferee has received a copy of, and has read and understood, the Acquisition Agreements.

5.2 Transferee’s Rights and Obligations. The Company hereby acknowledges and agrees that, upon the transfer of the Shares to Transferee, the Shares shall be held by Transferee subject to and entitle Transferee to the same rights and obligations of any shares of Class A Common Stock or warrants to purchase Class A Common Stock of the Company held by Transferee (or an Affiliate of Transferee) as of the date hereof. Further, the Company and Transferee hereby acknowledge and agree that, upon the transfer of the Shares to Transferee, Transferee agrees to be bound by the terms and conditions of that Amended and Restated Investor Rights Agreement, dated as of April 17, 2020, by and among the Company and the other parties thereto (the “IRA”), including but not limited to Section 2.11 thereof, and the Shares shall be held by Transferee subject to and entitle Transferee to the same rights and obligations set forth in (i) that certain Transfer Restriction Agreement, dated as of the date hereof, by and between the Company and the parties thereto (as though such shares were “Restricted Securities” thereunder), (ii) the IRA (as though such shares were Class A Common Stock thereunder) and (iii) that certain Amended and Restated ROFR & Co-Sale Agreement, by and among the Company and the other parties thereto (as though such shares were Class A Common Stock thereunder) (all such agreements in this Section 5.2, collectively, the “Existing Agreements”).

5.3 Restrictions in Bylaws or Charter. Transferee agrees to be bound by and comply with the limitations on transfer of Company securities and other provisions contained in the Bylaws, as may be amended from time to time, and the Restated Certificate, and acknowledges that Transferee has received a copy of the Bylaws and Restated Certificate containing such provisions.

5.4 Escrow. The stock certificate evidencing the Shares will be held in escrow by the Secretary or Assistant Secretary of the Company or other designee of the Company (the “Escrow Holder”), who is hereby appointed to hold such certificate in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this Agreement, the Acquisition Agreements, the Bylaws, the Existing Agreements and the TRA. Transferee and the Company agree that Escrow Holder will not be liable to any party to this Agreement (or to any other person or entity) for any actions or omissions unless Escrow Holder is grossly negligent or intentionally fraudulent in carrying out the duties of Escrow Holder under this Section. Escrow Holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may rely on the advice of counsel and obey any order of any court with respect to the transactions contemplated by this Agreement or the Acquisition Agreements. The Shares will be released from escrow upon termination of the restrictions upon transfer set forth in this Agreement.

6. COMPLIANCE WITH LAWS AND REGULATIONS. The sale and transfer of the Shares will be subject to and conditioned upon compliance by the Company and Transferee with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

7. NO RELIANCE. Each of Transferor and Transferee acknowledges and agrees that neither the Company, nor any of its stockholders, officers, directors, employees, or agents (other than Transferor and Transferee) have (a) acted as an agent, finder or broker for Transferor or Transferee or their respective agents with respect to the offer, purchase and/or sale of the Shares, (b) made any representations or warranties of any kind, express or implied, to Transferor or Transferee or their respective agents in connection with the offer, purchase and/or sale of the Shares, including regarding the tax treatment or benefit of the transfer described herein or (c) have at any time had any duty to Transferor or Transferee or their respective agents to disclose any information relating to the Company, its business, or financial condition or relating to any other matters in connection with the offer, purchase and/or sale of the Shares. In making its decision to transfer the Shares, Transferor is relying solely on its own knowledge and experience (and that of its professional advisors) and the representations and warranties of Transferee (and not on any information provided by the Company or its agents). In making its decision to acquire the Shares, Transferee is relying solely on its own knowledge and experience (and that of its professional advisors) and the representations and warranties of Transferor (and not on any information provided by the Company or its agents).

8. RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.

8.1 Legends. Transferee understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Shares, together with any other legends that may be required by state, federal or foreign securities laws, the Restated Certificate or Bylaws, any other agreement affecting the Shares between Transferor and the Company, including but not limited to this Agreement, the Acquisition Agreements or the TRA, or any other agreement applicable to Transferee:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE COMPANY’S BYLAWS, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

THE SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED HEREBY IS RESTRICTED BY THE TERMS OF A TRANSFER RESTRICTIONS AGREEMENT, DATED AS OF MAY [15], 2020, AS IT MAY BE AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE WITH THE ISSUER OF THESE SECURITIES. NO SUCH SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH TRANSFER RESTRICTIONS AGREEMENT HAVE BEEN COMPLIED WITH IN FULL.

THE SHARES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A STOCK TRANSFER AGREEMENT BETWEEN THE ISSUER, THE HOLDER OF THESE SHARES AND

THE HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS, ARE BINDING ON PURCHASERS OF THESE SHARES.

8.2 Stop-Transfer Instructions. Transferee agrees that, in order to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company will not be required (a) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such Shares, or to accord the right to vote or pay dividends, to any purchaser or other purchaser to whom such Shares have been so transferred. Transferee further understands and agrees that the Company may require written assurances, in form and substance satisfactory to counsel for the Company (which may include a requirement that Transferee’s counsel provide a legal opinion acceptable to the Company), before the Company effects any future transfers of the Shares.

9. GENERAL PROVISIONS.

9.1 Successors and Assigns; Assignment. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company may assign any of its rights and obligations under this Agreement. No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company.

9.2 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.

9.3 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal or state courts located in the Northern District of California for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal or state courts located in the Northern District of California, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

9.4 Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (a) at the time of personal delivery, if delivery is in person; (b) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States; or (c) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. All notices for delivery outside the United States will be sent by express courier. All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed.

If to the Company, to:

Airbnb, Inc.

Attn: General Counsel

888 Brannan St.

San Francisco, CA 94103

With a copy to (which shall not constitute notice):

Email: ***

Fenwick & West LLP

Attn: Samuel Angus

555 California St., 12th Floor

San Francisco, CA 94104

If to Transferor or Transferee, at the address set forth below the signature lines of this Agreement or at such other address as such party may designate by one of the indicated means of notice herein to the party hereto. A “business day” shall be a day, other than Saturday or Sunday, when the banks in the city of San Francisco are open for business.

9.5 Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

9.6 Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.

9.7 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof. This Agreement shall not be effective until signed by all parties hereto, including the Company. Transferee and Transferor each acknowledges and agrees that this Agreement and the transactions contemplated hereby are Confidential Information pursuant to the applicable Non-Disclosure Agreement, or agreement containing similar confidentiality provisions, by and between the Company and Transferor or Transferee, as applicable.

9.8 Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then all parties agree to substitute such provision(s) through good faith negotiations.

9.9 Amendment and Waivers. This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

9.10 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile or other means of electronic delivery (including PDF delivery via electronic mail) and upon such delivery the facsimile signature or other form of electronic signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

9.11 Expenses. Each party hereto shall pay its own expenses in connection with the transactions contemplated hereunder.

9.12 Specific Performance. Unless this Agreement has been terminated, each party to this Agreement acknowledges and agrees that any breach by it of this Agreement may cause any (or either) of the other parties irreparable harm which may not be adequately compensable by money damages. Accordingly, except in the case of termination, in the event of a breach or threatened breach by a party of any provision of this Agreement, each party shall be entitled to seek the remedies of specific performance, injunction or other preliminary or equitable relief, without having to prove irreparable harm or actual damages. The foregoing right shall be in addition to such other rights or remedies as may be available to any party for such breach or threatened breach, including but not limited to the recovery of money damages.

9.13 Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings against any other party to this Agreement, the non-prevailing party or parties named in such legal proceedings shall pay all costs and expenses incurred by the prevailing party or parties, including, without limitation, all reasonable attorneys’ fees.

9.14 Taxes. Transferor acknowledges that it shall be solely responsible for all United States federal, state, local and foreign taxes of Transferor (or for which Transferor is liable) and any documentary, sales, use, registration, value added, transfer and similar taxes arising in connection with the transactions contemplated by this Agreement and required to be paid by Transferor under applicable law. Transferor shall timely pay when due such taxes and shall timely file any tax filings and reports with respect to the transactions contemplated by this Agreement, as required by applicable law.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Stock Transfer Agreement to be executed by its duly authorized representative and Transferor and Transferee have each executed this Agreement, as of the Effective Date.

TRANSFEREE:	TRANSFEROR:

SLP CONSTELLATION AGGREGATOR II, L.P.	Belinda Johnson

By: SLP V Aggregator GP, L.L.C.

By: Silver Lake Technology Associates V, L.P.

By: SLTA V (GP), L.L.C.

By: Silver Lake Group, L.L.C.

By:	/s/ Egon Durban	By:	/s/ Belinda Johnson
Name:	Egon Durban		Belinda Johnson
Title:	Co-CEO	Address:
Address:

THE COMPANY:

AIRBNB, INC.

By:	/s/ Elinor Mertz
Name:	Elinor Mertz
Title:	VP of Finance

SCHEDULE 1

ALLOCATIONS

Transferor	Number of Shares of Common Stock Sold	Aggregate Purchase Price	Aggregate Exercise Price	Withholding and Employment Taxes (Exercise)	Total Wire to the Company	Net Purchase Price
Belinda Johnson	466,824	$27,411,905.28	$1,703,904.84	$25,707,974.07	$27,411,878.91	$26.37

EXHIBIT A

TRANSFEROR’S STOCK POWER AND ASSIGNMENT

SEPARATE FROM STOCK CERTIFICATE

Pursuant to that certain Stock Transfer Agreement dated as of May [    ], 2020 (the “Agreement”), the undersigned transferor hereby assigns and transfers 466,824 shares of the Class B Common Stock of Airbnb, Inc., a Delaware corporation (the “Company”) to SLP Constellation Aggregator II, L.P. The shares subject to this transfer are represented by the applicable stock certificate delivered herewith, and the undersigned transferor does hereby irrevocably constitute and appoint each of the Secretary and the Assistant Secretary of the Company as the undersigned’s attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company.

Belinda Johnson

By:

Date:

By:

Spouse’s Name:

Date:

Instruction: Please fill in the blanks above, sign this Stock Power and obtain the signature of Transferor’s spouse, if any. This Stock Power will be used to transfer the Shares from Transferor to Transferee.

EXHIBIT B

TRANSFER RESTRICTIONS AGREEMENT

[Provided separately.]

EXHIBIT C

SECTION 1445 & 897 CERTIFICATE

[Provided separately.]